Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts,” “Summary Consolidated Financial Information” and “Selected Consolidated Financial Information” and to the use of our report dated March 1, 2006, in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-132186) and related Prospectus of CBRE Realty Finance, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Hartford, Connecticut

August 3, 2006